EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT, dated as of September 14, 2018 (this "Agreement"), is entered into by and among Pacific Mercantile Bancorp, a California corporation (the "Company"), and the security holders of the Company identified on Exhibit A (each, a "Holder" and, collectively, the "Holders"). The Holders and the Company are collectively referred to herein as the "Parties" and each may be individually referred to as a "Party."

RECITALS

A. The Company is a bank holding company, registered as such under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and is the record and beneficial owner of 100 percent of the issued and outstanding capital stock of Pacific Mercantile Bank, a California banking corporation (the "Bank").

B. The Holders collectively own 7,417,593 shares of the Company's common stock, no par value per share (the "Common Stock"). Concurrent with the execution of this Agreement, the Holders have entered into a Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") with Patriot Financial Partners III, L.P. (the "New Investor"), pursuant to which the Holders have agreed to sell to the New Investor, and the New Investor has agreed to purchase from the Holders, an aggregate of 2,169,208 shares of Common Stock and 1,467,155 shares of Series A No n-Voting Preferred Stock (the "Series A Preferred Stock"), having the rights, preferences and privileges set forth in the Certificate of Determination of Series A Non-Voting Preferred Stock attached hereto as Annex A (the "Certificate of Determination").

C. In order to facilitate the closing of the transactions contemplated by the Stock Purchase Agreement, the Parties desire for each Holder to exchange, pursuant to the terms and conditions of this Agreement, that number of shares of Common Stock set forth opposite such Holder's name on Exhibit A hereto (the "Surrendered Shares"), representing 1,467,155 shares of Common Stock in the aggregate, for shares of Series A Preferred Stock on a one-for-one basis (the "Exchange"), such that an aggregate of 1,467,155 shares of Series A Preferred Stock will be issued by the Company pursuant to the Exchange.

D. Concurrent with the Exchange, the Holders are selling all of their equity interest in the Company.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and other agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I
EXCHANGE OF SECURITIES; CLOSING

1.1 Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below), the Company shall issue to each Holder the number of shares of Series A Preferred Stock set forth opposite such Holder's name on Exhibit A hereto (the "Exchange Shares"), representing 1,467,155 shares of Series A Preferred Stock in the aggregate, in exchange for the Surrendered Shares. The Parties acknowledge and agree that the Exchange Shares shall be issued to the Holders in exchange for the Surrendered Shares, in each case without the payment of any additional consideration.

1.2 Time and Place of Closing. The closing of the Exchange (the "Closing") shall take place simultaneously with the execution of this Agreement on the date hereof (the "Closing Date"). The Closing shall be held at the offices of O'Melveny & Myers LLP in Newport Beach, California.

ARTICLE II
CLOSING DELIVERIES

2.1 Company Delivery at Closing. At the Closing, the Company shall cause its transfer agent to record in book-entry format the issuance of the Exchange Shares to the applicable Holder (in accordance with Exhibit A hereto), with restrictive legends substantially in the form set forth in Section 5.1 below.

2.2 Delivery of the Holders. At the Closing, each Holder shall execute and deliver to the Company and its transfer agent instructions in form satisfactory to the Company's transfer agent for the cancellation of the Surrendered Shares.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Holders that the statements contained in this Article III are true and correct as of the date hereof.

3.1 Organization of the Company and the Bank. The Company is a corporation duly organized, incorporated, validly existing and in good standing under the laws of California, and is a registered bank holding company under the BHCA.

3.2 Corporate Power; Due Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to issue the Exchange Shares and to carry out and perform its obligations under this Agreement. The Company has previously authorized the creation and issuance of the Series A Preferred Stock and filed the Certificate of Determination with the California Secretary of State. The Company is not required under its articles of incorporation or bylaws to obtain the approval of its shareholders of the transactions contemplated by this Agreement. The Company's Board of Directors has duly approved and authorized the execution and delivery of and the performance by the Company of its obligations under this Agreement. No other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement constitutes (assuming this Agreement is a legally valid and binding obligation of the Holders) a valid and legally binding obligation of the Company, which is enforceable against it in accordance with its terms, except as the enforceability thereof may be subject to or limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the rights of creditors, and (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

3.3 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company do not and the performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or violate any provision of the Company's articles of incorporation or bylaws, each as amended. The transactions contemplated under this Agreement will not be deemed a change in control of the Company or any of its subsidiaries or constitute any other triggering event which would result in (i) the obligation of the Company or any subsidiary thereof to make any payments under any employment, change in control or other agreements to which the Company or any of its subsidiaries is a party or (ii) the acceleration of vesting of any benefits under any employee benefit plan of the Company or any subsidiary thereof.

(b) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not, require the Company or the Bank to obtain any consent, approval, authorization or permit of, or to make any filing with or provide any notification to, any government, regulatory body or administrative agency, except as may have been obtained prior to the Closing Date.

3.4 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 2,000,000 shares of Preferred Stock, no par value per share, and (ii) 85,000,000 shares of the Common Stock. As of the date hereof, (i) except as provided by the Certificate of Determination, no shares of Preferred Stock are designated or outstanding, and (ii) 23,385,150 shares of Common Stock are outstanding. All such outstanding shares of Common Stock are fully paid, nonassessable and free of preemptive rights (and were not issued in violation of preemptive rights).

3.5 Valid Issuance of Exchange Shares. When issued against receipt of the Surrendered Shares as provided in this Agreement, the Exchange Shares issued hereunder will be duly authorized and validly issued, fully

paid and non-assessable, and, subject to accuracy of the representations and warranties of the Holders in Article IV, will be issued in compliance with applicable federal and state securities laws. The Exchange Shares will be free and clear of any mortgage, hypothecation, pledge, security interest, encumbrance, claim, lien (statutory or otherwise) or any similar types of restrictions or limitations, other than (a) those created by or imposed upon the Holders through any action of the Holders and (b) restrictions on transfer under state and/or federal securities laws. Other than restrictions on transfer under state and/or federal securities laws and restrictions described in the Certificate of Determination, the Exchange Shares issued hereunder will not be subject to any preemptive rights, rights of first refusal or restrictions on transfer.

3.6 Offering of the Exchange Shares. Subject in part to, and assuming the accuracy of, the representations and warranties made by the Holders in Article IV hereof, the issuance of the Exchange Shares to the Holders pursuant to this Agreement will be exempt from the registration and prospectus delivery requirements of the Securities Act, and the securities registration and qualification requirements of the applicable securities laws of the states in which the Holders are resident based upon their addresses set forth in Exhibit A hereto.

3.7 Section 16 Exemption. The Company acknowledges that each of the Holders and their affiliates that currently file reports related to the Company pursuant to Section 16 of the Exchange Act considers itself to be and files Section 16 reports reflecting itself as a "director by deputization" as a result of the Board of Directors representation rights of the Holders, and that two designees of the Holders, Edward J. Carpenter and John D. Flemming, currently serve on the Company's Board of Directors. In accordance with the exemptions from Section 16(b) of the Exchange Act set forth in Rule 16b-3(d) and Rule 16b-3(e) promulgated under the Exchange Act, the Company's Board of Directors has approved the transactions contemplated by this Agreement, including the Exchange and the issuance of the Exchange Shares to the Holders pursuant to the Exchange.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF HOLDERS

Each Holder hereby represents and warrants, severally and not jointly, to the Company, as of the date hereof, the statements contained in this Article IV hereof are true and correct.

4.1 Authorization; Corporate/Limited Liability Company/Partnership Power. Such Holder is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as the case may be) and has all requisite corporate, limited liability company or partnership (as the case may be) power and authority to execute and deliver this Agreement, to receive the Exchange Shares it has agreed to receive hereunder and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby. Such Holder's board of directors, general partners or managers (as the case may be) has duly approved and authorized the execution and delivery of and the performance by such Holder of its obligations under this Agreement. No other corporate, limited liability or partnership proceedings (as the case may be) on the part of such Holder is necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement (assuming this Agreement is a legally valid and binding obligation of the Company) constitutes a valid and legally binding obligation of such Holder, enforceable against it in accordance with its terms, except as the enforceability thereof may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the rights of creditors, and (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

4.2 Agreement Not in Contravention; Consents; Required Filings.

(a) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by such Holder do not and will not (i) conflict with or result in any breach of any of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, (iv) give any third party the right to modify, terminate or accelerate, or cause the modification, termination or acceleration of, any right, benefit or liability under, (v) result in the creation of any mortgage, hypothecation, pledge, security interest, encumbrance, claim, lien (statutory or otherwise) or any similar types of restrictions or limitations upon the properties or assets of such Holder under, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or of any government, regulatory body or

administrative agency or other governmental authority or body or any other person, under the provisions including but not limited to (x) any provision of the articles of incorporation, partnership agreements, bylaws, the articles of formation, operating agreement or any other governing instruments of such Holder or its general partners or managers, (y) any contracts or agreements to which such Holder or its general partners or managers or any of their respective assets are subject or bound, or (z) any law, rule or regulation applicable to such Holder, or any judgment, order or decree or other restriction of any court or of any government, regulatory body or administrative agency or other governmental authority or body by which such Holder or its general partners or managers are bound or subject (except where such conflict, breach, default, violation, modification, termination, or acceleration, or failure to obtain any authority, consent, approval, exemption or other action or to give any notice or make any policy would not, either individually or in the aggregate, materially adversely affect the ability of such Holder to consummate the transactions contemplated by this Agreement).

(b) The execution and delivery of this Agreement by such Holder does not, and the performance by such Holder of this Agreement and the consummation of the transactions contemplated hereby will not, require such Holder to obtain any consent, approval, authorization or permit of, or to make any filing with or provide any notification to, any government, regulatory body or administrative agency, except as may have been obtained prior to the Closing Date.

4.3 Title to Securities. Such Holder has good and marketable and unencumbered title to the Surrendered Shares to be exchanged pursuant to this Agreement by such Holder.

4.4 Disclosure of Information. Such Holder or its officers or other representatives, acting on its behalf, have received or have had full access to all the information which it or they considered necessary or appropriate to make an informed investment decision with respect to the execution and delivery of this Agreement by it and consummation of the transactions contemplated hereby. Such Holder or its officers or other representatives have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Exchange Shares and to obtain additional information necessary to verify any information furnished to such Holder or its officers or other representatives to which they or any of them had access.

4.5 Investment Experience. Such Holder is an experienced investor, having heretofore invested in a number of banks and bank holding companies, and such Holder further acknowledges and represents that: (a) it is able to fend for itself, can bear the economic risk of its investment in the Exchange Shares and has such knowledge and experience in financial or business matters that such Holder is capable of evaluating the merits and risk of this investment and/or (b) has a preexisting personal or business relationship, either directly through its officers, directors, managers or general partner, with the Company or its directors, executive officers or controlling persons of a nature and duration that enable such Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.6 Accredited Investor Status. Such Holder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, as amended.

4.7 Restricted Securities. Such Holder understands and agrees as follows: (a) the Exchange Shares constitute "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering, (b) subject to limited exceptions, the Exchange Shares may not be resold, disposed of or transferred, in whole or in part, without registration under the Securities Act, and (c) such Holder must bear the economic risk of this investment indefinitely unless the Exchange Shares are registered pursuant to the Securities Act, or an exemption from registration is available.

4.8 Residence. If such Holder is a partnership, corporation, limited liability company or other entity, then such Holder resides in the office or offices of such Holder in which its investment decision was made, which is located at the address or addresses of such Holder set forth on Exhibit A hereto.

4.9 Brokers' and Finders' Fees. Neither such Holder, nor its officers, general partners, managers or any other person on its behalf, has incurred, and none of them will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges as a result of the Exchange.

ARTICLE V
ADDITIONAL AGREEMENTS OF THE PARTIES

5.1 Legends. Each Holder acknowledges that all certificates or other instruments representing the Exchange Shares subject to this Agreement may, at the option of the Company, bear restrictive legends substantially to the following effect:

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND SUCH SECURITIES MAY NOT BE SOLD, OTHERWISE DISPOSED OF OR TRANSFERRED, IN WHOLE OR IN PART, EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATING THERETO UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS OR SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.
>
> THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING RESTRICTIONS THAT ARE SET FORTH IN AN INVESTOR RIGHTS AGREEMENT (A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE FROM PACIFIC MERCANTILE BANCORP), AND BY ACCEPTING ANY INTEREST IN SUCH SECURITIES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL OF THE VOTING RESTRICTIONS THAT ARE SET FORTH IN THE INVESTOR RIGHTS AGREEMENT.

Upon the written request of a Holder, the Company shall cause the first restrictive legend required by this Section 5.1 to be removed from the stock certificate(s) representing the Exchange Shares issued to such Holder pursuant to this Agreement by issuing a new stock certificate(s) to such Holder without the first restrictive legend or by electronically delivering such Exchange Shares to the applicable balance account at the Depository Trust Company ("DTC"), if, unless otherwise required by state securities laws, (i) such Exchange Shares are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such Holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Exchange Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) the Exchange Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act. The Holders shall be responsible for the fees of the Company's transfer agent and all DTC fees associated with the removal of the first restrictive legend and the reissuance of the Exchange Shares.

5.2 Termination of Existing Agreements. The Holders agree on behalf of themselves and each of their respective affiliates, that upon the Closing, each of the following agreements shall be terminated in full and none of the Company or any of its subsidiaries shall have any obligations thereunder: (i) Common Stock Purchase Agreement, dated August 26, 2011, between the Company, Carpenter Community Bancfund, L.P. and Carpenter Community Bancfund-A, L.P., (ii) Registration Rights Agreement, dated as of February 28, 2012, by and among the Company, Carpenter Community Bancfund, L.P. and Carpenter Community Bancfund-A, L.P., as amended by Amendment No. 1 dated February 22, 2013, (iii) Stock Purchase Agreement, dated as of February 22, 2013, by and among the Company, Carpenter Community Bancfund, L.P. and Carpenter Community Bancfund-A, L.P., (iv) Exchange Agreement, dated as of August 28, 2015, by and among the Company, SBAV, LP, Carpenter Community Bancfund, L.P. and Carpenter Community Bancfund-A, L.P., and (v) Registration Rights Agreement, dated as of August 28, 2015, by and among the Company, SBAV, LP, Carpenter Community Bancfund, L.P. and Carpenter Community Bancfund-A, L.P. The Holders shall execute any documents reasonably requested by the Company to evidence and confirm the effectiveness of the foregoing terminations.

ARTICLE VI
MISCELLANEOUS

6.1 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) Governing Law. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the state of California.

(b) Consent to Jurisdiction. Each Party irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction any state or federal court sitting in the County of Orange, State of California, in any proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each Party hereby irrevocably and unconditionally (i) agrees not to commence any such proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding, and (iv) waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such proceeding. Each Party hereto agrees that a final non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each Party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.3. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by applicable law.

(c) Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such Party understands and has considered the implications of this waiver, (iii) each such Party makes this waiver voluntarily, and (iv) each such Party has been induced to enter into this Agreement by, among other things, the waivers and certifications in this Section 6.1.

6.2 Specific Performance. The Parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions, without the posting of any bond, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

6.3 Notices. Any notice or other communication under this Agreement must be in writing and will be deemed given when it is delivered in person or sent by facsimile or email (with proof of receipt at the facsimile number or email address to which it is required to be sent), on the business day after the day on which it is delivered to a major nationwide delivery service for overnight delivery, or on the fifth business day after the day on which it is mailed by first class mail from within the United States, to the following addresses (or such other address as may be specified after the date of this Agreement by the Party to which the notice or communication is sent):

If to the Company:

Pacific Mercantile Bancorp
949 South Coast Drive, Suite 300
Costa Mesa, California 92626
Attn. Thomas Vertin
Tel: (714) 438-2500
Fax: (714) 438-1076

With a copy to:

O'Melveny & Myers LLP
610 Newport Center Drive, 17th Floor
Newport Beach, CA 92660
Attn: J. Jay Herron and Andor D. Terner
Tel: (949) 823-6922 and (949) 823-6980
Fax: (949) 823-6994

If to the Holders: to the address set forth on Exhibit A.

6.4 Entire Agreement. This Agreement, the Exhibit and Annex hereto and any documents executed by the Parties simultaneously herewith (including the Stock Purchase Agreement) represent the entire understanding and agreement of the Parties with reference to the transactions set forth herein and supersede all prior understandings and agreements (written or oral) made by the Parties. Except as otherwise expressly provided herein, no Person other than the Parties hereto shall have any right hereunder or be entitled to the benefit of any provision hereof.

6.5 No Assignment; Successors and Assigns. No Party hereto may assign any of its rights or delegate any of its duties under this Agreement. Subject to the foregoing restriction on assignment, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the Parties hereto.

6.6 Waiver and Amendment. No failure or delay on the part of either Party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Except as otherwise expressly provided in this Agreement, an amendment of this Agreement or the waiver or modification of any provision of this Agreement will be effective only upon the written consent of (i) the Company, on the one hand, and (ii) the Holders, on the other hand.

6.7 Headings. The headings of the various sections and subsections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of or be considered in connection with the interpretation of any of the terms or provisions of this Agreement.

6.8 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, as to such jurisdiction, such provision shall be ineffective to the extent of such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

6.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which executed counterparts, and any photocopies and facsimile copies thereof, shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signatures of Parties follow on next page.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed, where applicable by their duly authorized representatives, as of the date first above written.

COMPANY:

PACIFIC MERCANTILE BANCORP

By:
Name: CURT A. CHRISTIANSSEN
Title: EVP & CFO

HOLDERS:

CARPENTER COMMUNITY BANCFUND, L.P.

By: CARPENTER FUND MANAGER GP, LLC, its General Partner

By: ____________________
Name:
Title:

CARPENTER COMMUNITY BANCFUND-A L.P.

By: CARPENTER FUND MANAGER GP, LLC, its General Partner

By: ____________________
Name:
Title:

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed, where applicable by their duly authorized representatives, as of the date first above written.

COMPANY:

PACIFIC MERCANTILE BANCORP

By: ______________________________

Name:

Title:

HOLDERS:

CARPENTER COMMUNITY BANCFUND, L.P.

By: CARPENTER FUND MANAGER GP, LLC, its General Partner

By: [signature]

Name: John Flemming

Title: Managing Member

CARPENTER COMMUNITY BANCFUND-A L.P.

By: CARPENTER FUND MANAGER GP, LLC, its General Partner

By: [signature]

Name: John Flemming

Title: Managing Member

[Signature Page to Exchange Agreement]

EXHIBIT A

Holder	Surrendered Shares	Exchange Shares
Carpenter Community BancFund, LP	49,874	49,874
Carpenter Community BancFund-A, LP	1,417,281	1,417,281
Totals:	1,467,155	1,467,155

Addresses of Holders

Carpenter Funds
2 Park Plaza, Suite 550
Irvine, CA 92614
Attention: John Flemming

With a copy to:
Sheppard, Mullin, Richter & Hampton LLP
650 Town Center Drive, Fourth Floor
Costa Mesa, CA 92626
Attention: Joshua A. Dean
Facsimile: (714) 428-5991

ANNEX A

Certificate of Determination

See attached.

CERTIFICATE OF DETERMINATION

OF

SERIES A NON-VOTING PREFERRED STOCK

OF

PACIFIC MERCANTILE BANCORP

Pursuant to Section 401 of the
Corporations Code of the State of California

Thomas M. Vertin and Curt A. Christianssen hereby certify as follows:

FIRST: They are the President and Chief Financial Officer, respectively, of Pacific Mercantile Bancorp, a California corporation (the "Corporation").

SECOND: The Corporation's Articles of Incorporation (as amended, supplemented and/or restated, the "Articles") authorizes the issuance of up to 2,000,000 shares of preferred stock, no par value per share (the "Authorized Preferred Stock"), and further authorizes the Board of Directors of the Corporation to (i) divide the Authorized Preferred Stock into such number of series as the Board of Directors determines, (ii) determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Authorized Preferred Stock, and (iii) fix the number of shares and designation of any such series of Authorized Preferred Stock.

THIRD: On September 12, 2018, the Board of Directors of the Corporation adopted the following resolution authorizing the creation and issuance of a series of said Authorized Preferred Stock to be known as "Series A Non-Voting Preferred Stock":

RESOLVED, that, pursuant to authority conferred upon the Board of Directors by Article III of the Articles, the Board of Directors hereby designates the Series A Non-Voting Preferred Stock as a new series of preferred stock and the number of shares constituting such series and fixes the rights, powers, preferences, privileges and the qualifications, limitations and restrictions relating to such series as set forth in Attachment A.

FOURTH: No shares of Series A Non-Voting Preferred Stock have been issued.

FIFTH: Attachment A is incorporated by reference as if fully set forth herein.

[*Signature page follows*]

The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate of Determination are true and correct of their own knowledge.

Dated: September 12, 2018

By: ______________________
Name: Thomas M. Vertin
Title: President

By: ______________________
Name: Curt A. Christianssen
Title: Chief Financial Officer

ATTACHMENT A

Certificate of Determination of
the Series A Non-Voting Preferred Stock of
Pacific Mercantile Bancorp

---

1. Designation, Number and Rank. A series of preferred stock is hereby created out of the authorized and unissued shares of preferred stock of the Corporation. The shares of such series shall be designated as "Series A Non-Voting Preferred Stock" (the "Series A Non-Voting Preferred Stock"). The number of shares initially constituting the Series A Non-Voting Preferred Stock shall be 1,467,155. The number of shares of Series A Non-Voting Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by a further statement of determination hereafter adopted by resolution of the Board of Directors in accordance with applicable law and the Articles of Incorporation. In case the authorized number of shares of Series A Non-Voting Preferred Stock shall be so decreased, any excess shares shall revert to authorized but unissued shares of preferred stock of the Corporation undesignated as to series. The Series A Non-Voting Preferred Stock shall be subordinate and junior to all indebtedness of the Corporation and to all other series of preferred stock of the Corporation, other than any series of preferred stock the terms of which provide that such series is equal, subordinate or junior to the Series A Non-Voting Preferred Stock in any respect, and shall rank on parity with the Common Stock with respect to the declaration and payment of dividends. The Series A Non-Voting Preferred Stock shall have a liquidation preference of $0.0001 per share over the Common Stock with respect to distributions upon the liquidation, dissolution or winding up of the Corporation as set forth in Section 3 below. Each share of Series A Non-Voting Preferred Stock shall be identical in all respects to every other share of Series A Non-Voting Preferred Stock.

2. Dividends. The holders of Series A Non-Voting Preferred Stock shall be entitled to receive ratable dividends as provided herein only if and when dividends are concurrently declared and payable on the shares of Common Stock of the Corporation, out of any assets legally available therefor, which dividends shall be payable when, as and if declared by the Board of Directors; *provided*, that no dividend may be declared or paid on the Common Stock unless a dividend of equal amount is also concurrently declared or paid, as applicable, on the Series A Non-Voting Preferred Stock. The right to receive dividends on the Series A Non-Voting Preferred Stock shall not be cumulative. The full amount and form (whether cash, stock or other property) of dividends, if any, declared and payable on each share of Series A Non-Voting Preferred Stock in connection with the declaration and payment of any dividend on the Common Stock of the Corporation shall be the amount equal to and in the same form or forms as the dividend concurrently declared and payable on one share of Common Stock of the Corporation multiplied by the Conversion Ratio in effect as of immediately prior to the payment of the dividend; *provided, however*, that any dividend on the Common Stock of the Corporation that is payable in shares of Common Stock shall not be declared or paid on the Series A Non-Voting Preferred Stock, but instead shall result in an adjustment to the Conversion Ratio (in effect as of immediately prior to the payment of the dividend) pursuant to Section 6(a) below; and *provided further*, that if a

dividend on the Common Stock of the Corporation is payable in rights or warrants to subscribe for shares of Common Stock or purchase Common Stock pursuant to a conversion feature in a debt or equity security or otherwise, the corresponding dividend on the Series A Non-Voting Preferred Stock shall consist of an identical right or warrant except that (i) it shall be to acquire a number of shares of Series A Non-Voting Preferred Stock equal to the number of shares of Common Stock that would have been subject to such right or warrant but for this provision, and (ii) the exercise price of such right or warrant shall be multiplied by an amount equal to the Conversion Ratio.

3. Liquidation. Upon the occurrence of a Liquidation Event (as defined below), the assets of the Corporation or proceeds thereof (whether capital or surplus) remaining available for distribution to shareholders of the Corporation after payment, or provision for payment, in full of all claims of creditors of the Corporation and all amounts due on any preferred stock or other securities of the Corporation that are superior and prior in rank to the Common Stock and the Series A Non-Voting Preferred Stock (collectively, the "Funds Available For Distribution"), shall be distributed as follows:

First, to the holders of the Series A Non-Voting Preferred Stock in an amount equal to the lesser of (i) $0.0001 per share of Series A Non-Voting Preferred Stock (the "Series A Liquidation Preference"), and (ii) the Funds Available For Distribution; and

Second, if after payment of the Series A Liquidation Preference there remain any Funds Available For Distribution, then all such remaining Funds Available For Distribution shall be distributed to the holders of the Common Stock and the Series A Non-Voting Preferred Stock pro rata based, respectively, on the number of shares of Common Stock outstanding at such time and the number of shares of Common Stock into which the Series A Non-Voting Preferred Stock outstanding at such time would then be convertible if an event specified in clauses (iii), (iv) or (v) in Section 5(a) had occurred simultaneously therewith.

For purposes of this Section 3, a "Liquidation Event" means a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

4. Voting. The Series A Non-Voting Preferred Stock shall not be entitled to vote on any matter except as required by the California Corporations Code (the "Code"). As to all matters for which voting by class is specifically required by the Code, each outstanding share of Series A Non-Voting Preferred Stock shall be entitled to one vote.

5. Mandatory Conversion.

(a) Bank Regulatory Conversion. Each share of Series A Non-Voting Preferred Stock shall convert, automatically and without any action by any person, into fully paid and nonassessable share or shares of Common Stock at the then effective Conversion Ratio upon any transfer of such share to any person other than the Initial Holder (as defined in Section 5(c)(iii) below) or any Affiliate (as defined in Section 5(c)(i) below) of such Initial Holder pursuant to clause (iii), (iv) or (v) of the following sentence. The shares of Series A Non-Voting Preferred Stock are not convertible into Common Stock by the Initial Holder or any Affiliate of such Initial Holder and may only be transferred by the Initial Holder or such Affiliate (i) to an Affiliate of such Initial Holder, (ii) to the Corporation, (iii) pursuant to any public offering or public sale of

securities of the Corporation (including, without limitation, a public offering registered under the Securities Act of 1933, as amended (the "Securities Act") and a public sale pursuant to Rule 144 under the Securities Act or any similar rule then in force) , (iv) in a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Corporation, or (v) to a transferee that would control more than 50% of the voting securities of the Corporation without any transfer from the Initial Holder or any Affiliate of such Initial Holder. Notwithstanding the foregoing, the Corporation may restrict such conversion to the extent it would be inconsistent with, or in violation of, the requirements of any Regulator (as defined in Section 5(c)(iv) below) with respect to the restrictions on the transfer of the Series A Non-Voting Preferred Stock that are required in order to preserve the "non-voting" classification of the Series A Non-Voting Preferred Stock for regulatory purposes. Any such restriction shall be imposed and deemed effective immediately upon the transmittal by the Corporation of written notice to such holder specifying in reasonable detail the reason for such restriction; and in the event such notice is transmitted after the event giving rise to such automatic conversion, the restriction shall be deemed to have been imposed and effective retroactively to the time of such event, and such conversion shall be deemed not to have occurred, so long as such notice is transmitted within one hundred eighty (180) days after the event giving rise to such conversion. Such notice may be dispatched by first class mail, by electronic transmission, or by any other means reasonably designed and in good faith intended to provide prompt delivery to an executive officer (or equivalent) of, or legal counsel to, such holder.

(b) Conversion on Authorization of Non-Voting Common Stock. Each share of Series A Non-Voting Preferred Stock shall convert, automatically and without any action by any person, into one fully paid and nonassessable share of Non-Voting Common Stock as of the close of business on the effective date of an amendment to the Articles of Incorporation of the Corporation that authorizes the Corporation to issue shares of Non-Voting Common Stock in an amount not less than the number of shares into which all then outstanding shares of Series A Non-Voting Preferred Stock shall be convertible. As used herein, the term "Non-Voting Common Stock" means capital stock of the Corporation having all of the rights and other attributes of the Common Stock that the Corporation is currently authorized to issue, except that such stock (i) shall not be entitled to vote on any matter, except as required by the Code, and (ii) shall convert into Common Stock at a ratio equal to the then effective Conversion Ratio automatically and without any action by any person, upon the same events and be subject to the same restrictions on transfer as provided in Section 5(a) with respect to the Series A Non-Voting Preferred Stock. No new shares of Series A Non-Voting Preferred Stock shall be issuable by the Corporation after the date and time the amendment to the Articles of Incorporation authorizing the Corporation to issue Non-Voting Common Stock becomes effective.

(c) Certain Definitions. For purposes of this Certificate of Determination and the Corporation's Articles of Incorporation as amended hereby:

(i) the term "Affiliate" shall mean any person or entity that directly or indirectly controls, is controlled by, or is under common control with the person or entity to which the defined term refers. For purposes of this definition, the term "control" means the ability, directly or indirectly, to direct or influence the direction of the management and policies of the person in question, whether such ability arises by virtue of ownership interest, contract right or otherwise. Without limiting the generality of the foregoing, a person is an Affiliate of another

person if the first person (i) is an executive officer (as such term is defined in Rule 405 of the Securities Act) of the second person; (ii) is a director of the second person where such second person is a corporation; (iii) is a manager (or an executive officer, director, general partner or manager of an entity that is a manager) of the second person where such second person is a limited liability company; (iv) is a general partner (or an executive officer, director, general partner or manager of an entity that is a general partner) of the second person where such second person is a partnership; or (v) directly or indirectly has or shares the power to vote, or direct the voting of, or to dispose of, or direct the disposition of, securities representing more than ten percent (10%) of the combined voting power of the securities of the second person;

(ii) the term "Conversion Ratio" means the number of shares of Common Stock into which a share of Series A Non-Voting Preferred Stock is convertible into. The Conversion Ratio shall initially be one and shall be subject to adjustment as provided herein;

(iii) the term "Initial Holder" shall mean Patriot Financial Partners III, L.P., in its capacity as an entity to which the Corporation originally issued shares of Series A Non-Voting Preferred Stock; and

(iv) the term "Regulator" shall mean any of (i) the Board of Governors of the Federal Reserve System (whether acting directly or by or through the Federal Reserve Bank of San Francisco in such bank's regulatory capacity); (ii) the Federal Deposit Insurance Corporation; (iii) the California Department of Business Oversight; (iv) any successor agency to any of the foregoing; or (v) any other federal or state regulatory authority, whether in existence as of the date hereof or hereafter established, having jurisdiction over the Corporation or its banking subsidiary as to matters of compliance with the Federal Deposit Insurance Company Act, the Bank Holding Company Act, the Federal Reserve Act, the Home Owners' Loan Act, the California Financial Code, any successor statute or amendment to any of the foregoing, or any regulation adopted pursuant thereto.

6. Adjustments for Certain Events.

(a) Changes in Capitalization. In the event of any stock dividend, stock split, recombination or other similar event affecting the Common Stock, the then effective Conversion Ratio shall be adjusted by multiplying such Conversion Ratio by a fraction, (i) the numerator of which is the number of shares of Common Stock outstanding immediately after the effective time of such event (excluding for such purpose shares of Common Stock issuable upon the conversion of the Series A Non-Voting Preferred Stock but including any other securities convertible into or exchangeable for shares of Common Stock), and (ii) the denominator of which is the number of shares of Common Stock outstanding immediately prior to the effective time of such event (excluding for such purpose shares of Common Stock issuable upon the conversion of the Series A Non-Voting Preferred Stock but including any other securities convertible into or exchangeable for shares of Common Stock). For avoidance of doubt, no issuance of securities shall give rise to the adjustment set forth in this Section 6(a) unless approved by the Board of Directors of the Corporation for the purpose of affecting all shares of Common Stock (including securities convertible into or exchangeable for Common Stock) proportionately. In the event the adjustment required in this Section 6(a) would result in an unjust or disproportionate adjustment to the

Conversion Ratio, then such adjustment shall be revised to cause the result to be as nearly as possible equitable and just as among all holders of the Corporation's capital stock.

(b) Certain Corporate Transactions. In the event of (A) the acquisition by any person (including a group of related persons within the meaning of Rule 13d-2 of the Securities Exchange Act of 1934, as amended, whether or not such regulation shall then be applicable to the Corporation or its securities) of (i) more than fifty percent (50%) of the outstanding capital stock of the Corporation, or (ii) all or substantially all of the assets of the Corporation (including without limitation the sale of more than two-thirds (2/3) of the capital stock held by the Corporation in Pacific Mercantile Bank); or (B) a merger of the Corporation with or into any person, or of any person with or into the Corporation, immediately after which the shareholders of the Corporation (as measured immediately prior to completion of the transaction) own less than a majority of the combined capital stock or membership interests of the surviving entity, then, in each such case, proper provision shall be made so that the holders of the Series A Non-Voting Preferred Stock shall be entitled to receive in exchange for or in respect of their shares of Series A Non-Voting Preferred Stock the same form and amount of consideration, if any, as the holders of the Common Stock receive in exchange for or in respect of their shares of Common Stock, with the amount of such consideration, if any, to be received for or in respect of each share of Series A Non-Voting Preferred Stock to be equal to the product of (x) the amount that would be received by a holder of one share of Common Stock, and (y) the then effective Conversion Ratio.

7. Perpetual; No Maturity. The Series A Non-Voting Preferred Stock shall be perpetual and shall be without maturity subject only to conversion into shares of Common Stock or Non-Voting Common Stock in accordance with this Certificate of Determination.

8. Non-Redeemable. The Series A Non-Voting Preferred Stock shall not be redeemable either at the Corporation's option or at the option of the holder at any time. The Series A Non-Voting Preferred Stock shall not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Series A Non-Voting Preferred Stock.

9. Status of Converted Series A Non-Voting Preferred Stock. Shares of Series A Non-Voting Preferred Stock duly converted in accordance with this Certificate of Determination, or otherwise reacquired by the Corporation, will resume the status of authorized and unissued preferred stock, will be undesignated as to series and will be available for future issuance by action of the Board of Directors. The Corporation may from time to time take such appropriate action as may be necessary or appropriate to reduce the authorized number of shares of Series A Non-Voting Preferred Stock to reflect the conversion or acquisition by the Corporation of any Series A Non-Voting Preferred Stock.